EXHIBIT 6(V)

MortgagM This document was prepared

by,

and after recording, return to:

GK Real Estate

257 E. Main Street, Suite 200

Barrington, IL 60010

Attn: Corporate Counsel

Permanent Tax Index Numbers:

M

17-05-410-0000

Property Address:

3940 Route 251

Peru, IL 61354

This space reserved for Recorders use only

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND FIXTURE FILING

This Mortgage, Security Agreement, Assignment of Rents and Fixture Filing (the “Mortgage”) dated as of June 21, 2022 is made by PERU GKD PARTNERS, LLC, an Illinois limited liability company with a business address of 257 E. Main Street, Suite 200, Barrington, IL 60010 (hereinafter referred to as the “Mortgagor”), in favor of GK INVESTMENT PROPERTY HOLDINGS II, LLC, a Delaware limited liability company with a business address of 257 E. Main Street, Suite 200, Barrington, IL 60010 (hereinafter referred to as the “Lender”):

R E C I T A L S:

A. This Mortgage is made by Mortgagor to secure certain a certain loan (the “Loan”) made by Lender to Mortgagor pursuant to the terms and conditions of that certain Promissory Note dated of even date herewith, as the same may hereafter be amended, restated or replaced (“Note”) in the amount of THREE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($3,250,000.00) or such other amount, more or less, as may be due and owing from Mortgagor to Lender under the Note. Initial capitalized terms not defined herein shall have the meaning provided in the Note (the Note, this Mortgage and any other documents evidencing or signed in connection with the Loan, are the “Loan Documents”); and

B. A condition precedent to the Lender’s extension of the Loan to the Mortgagor is the Mortgagor’s execution and delivery of this Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees as follows:

A G R E E M E N T S:

The Mortgagor hereby mortgages, grants, assigns, remises, releases, warrants and conveys to the Lender, its successors and assigns, and grants a security interest in, the following described property, rights and interests (referred to collectively herein as the “Premises”), all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily:

(a) The real estate located in the County of LaSalle, State of Illinois and legally described on Exhibit “A” attached hereto and made a part hereof (the “Real Estate”);

(b) All improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property of every nature whatsoever now or hereafter owned by the Mortgagor and located on, or used in connection with the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by the Mortgagor or on its behalf (the “Improvements”);

(c) All easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor of, in and to the same; and

(d) All proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Premises or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Premises or proceeds of any sale, option or contract to sell the Premises or any portion thereof.

TO HAVE AND TO HOLD the Premises, unto the Lender, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Premises after the occurrence of any Event of Default; the Mortgagor hereby RELEASING AND WAIVING all rights under and by virtue of the homestead exemption laws of the State of Illinois.

FOR THE PURPOSE OF SECURING: (i) the payment of the Loan and all interest, late charges, prepayment premium, if any, exit fee, if any, interest rate swap or hedge expenses (if any), reimbursement obligations, fees and expenses for letters of credit issued by the Lender for the benefit of the Mortgagor, if any, and other indebtedness evidenced by or owing under the Note and any of the other Loan Documents (iii) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Mortgagor or any other obligor to or benefiting the Lender which are evidenced or secured by or otherwise provided in the Note, this Mortgage or any of the other Loan Documents; and (iv) the reimbursement to the Lender of any and all sums incurred, expended or advanced by the Lender pursuant to any term or provision of or constituting additional indebtedness under or secured by this Mortgage, any of the other Loan Documents with interest thereon as provided herein or therein (collectively, the “Indebtedness”).

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1. Title. The Mortgagor represents, warrants and covenants that (a) the Mortgagor is the holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of the Lender and the exceptions as described on Exhibit B (the “Permitted Exceptions”); and (b) the Mortgagor has legal power and authority to mortgage and convey the Premises.

2. Maintenance, Repair, Restoration, Prior Liens, Parking.

The Mortgagor covenants that, so long as any portion of the Indebtedness remains unpaid, the Mortgagor will:

(a) promptly repair, restore or rebuild any Improvements now or hereafter on the Premises which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose;

(b) keep the Premises in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (subject to the Mortgagor’s right to contest liens as permitted by the terms of Section 27 hereof);

(c) pay when due the Indebtedness in accordance with the terms of the Note and the other Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by the Mortgagor under the Note, this Mortgage and the other Loan Documents;

(d) pay when due any indebtedness which may be secured by a permitted lien or charge on the Premises on a parity with, superior to or inferior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such lien to the Lender (subject to the Mortgagor’s right to contest liens as permitted by the terms of Section 27 hereof);

(e) complete within a reasonable time any Improvements now or at any time in the process of erection upon the Premises;

(f) comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Premises and the use thereof;

(g) obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage;

(h) make no material alterations in the Premises or demolish any portion of the Premises without the Lender’s prior written consent, except as required by law or municipal ordinance;

(i) suffer or permit no change in the use or general nature of the occupancy of the Premises, without the Lender’s prior written consent;

(j) pay when due all operating costs of the Premises;

(k) not initiate or acquiesce in any zoning reclassification with respect to the Premises, without the Lender’s prior written consent;

(l) provide and thereafter maintain adequate parking areas within the Premises as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and

(m) shall comply, and shall cause the Premises at all times to be operated in compliance, with all applicable federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.

3. Payment of Taxes and Assessments. The Mortgagor will pay when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against the Mortgagor, if applicable to the Premises or any interest therein, or the Indebtedness, or any obligation or agreement secured hereby, subject to the Mortgagor’s right to contest the same, as provided by the terms hereof; and the Mortgagor will furnish to the Lender duplicate receipts therefor within ten (10) days after payment.

4. Tax Deposits. At the Lender’s option following an Event of Default under the Note or Mortgage, the Mortgagor shall deposit with the Lender, on the fifteenth (15th) day of each month until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of one hundred five percent (105.00%) of the most recent ascertainable annual Taxes on the Premises. If requested by the Lender, the Mortgagor shall also deposit with the Lender an amount of money which, together with the aggregate of the monthly deposits to be made pursuant to the preceding sentence as of one month prior to the date on which the next installment of annual Taxes for the current calendar year become due, shall be sufficient to pay in full such installment of annual Taxes, as estimated by the Lender. Such deposits are to be held without any allowance of interest, as determined by the Lender in its sole discretion and adjusted by the Lender from time to time. So long as no Event of Default shall exist, the Lender shall, at its option, pay such Taxes when the same become due and payable (upon submission of appropriate bills therefor from the Mortgagor) or shall release sufficient funds to the Mortgagor for the payment thereof. If the funds so deposited are insufficient to pay any such Taxes for any year (or installments thereof, as applicable) when the same shall become due and payable, the Mortgagor shall, within ten (10) days after receipt of written demand therefor, deposit additional funds as may be necessary to pay such Taxes in full. If the funds so deposited exceed the amount required to pay such Taxes for any year, the excess shall be applied toward subsequent deposits. Said deposits need not be kept separate and apart from any other funds of the Lender. The Lender, in making any payment hereby authorized relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Upon an Event of Default, the Lender may, at its option, apply any monies at the time on deposit to cure an Event of Default or to pay any of the Indebtedness in such order and manner as the Lender may elect. If such deposits are used to cure an Event of Default or pay any of such indebtedness, the Mortgagor shall immediately, upon demand by the Lender, deposit with the Lender an amount equal to the amount expended by the Mortgagor from the deposits. When the indebtedness owed by Mortgagor to Lender has been fully paid, any remaining deposits shall be returned to the Mortgagor. Such deposits are hereby pledged as additional security for the indebtedness and shall not be subject to the direction or control of the Mortgagor. Lender shall not be liable for any failure to apply to the payment of Taxes any amount so deposited unless the Mortgagor, prior to an Event of Default, shall have requested the Lender in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such Taxes. The Lender shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.

5. Lender’s Interest In and Use of Deposits. Upon an Event of Default, the Lender may, at its option, apply any monies at the time on deposit pursuant to Section 4 hereof to cure an Event of Default or to pay any of the Indebtedness in such order and manner as the Lender may elect. If such deposits are used to cure an Event of Default or pay any of the Indebtedness, the Mortgagor shall immediately, upon demand by the Lender, deposit with the Lender an amount equal to the amount expended by the Mortgagor from the deposits. When the Indebtedness has been fully paid, any remaining deposits shall be returned to the Mortgagor. Such deposits are hereby pledged as additional security for the Indebtedness and shall not be subject to the direction or control of the Mortgagor. The Lender shall not be liable for any failure to apply to the payment of Taxes any amount so deposited unless the Mortgagor, prior to an Event of Default, shall have requested the Lender in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such Taxes. The Lender shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.

6. Insurance.

(a) The Mortgagor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by the Lender, in accordance with the terms, coverages and provisions acceptable to Lender and such other insurance as the Lender may from time to time reasonably require.

All property policies shall contain a standard mortgage clause in favor of Lender and shall provide for a thirty (30) day written notice to Lender of any material change or cancellation, and ten (10) day written notice to Lender of non-payment. Certificates with disclaimers will NOT be accepted. Lender must be named as an Additional Insured for all general liability coverage. Mortgagor shall provide fully executed certificates of insurance and appropriate endorsements to Lender prior to the initial disbursement under the Note. The Premises shall be insured for full replacement value with deductibles not to exceed $1,000.00.

(b) Unless the Mortgagor provides the Lender evidence of the insurance coverages required hereunder, the Lender may purchase insurance at the Mortgagor’s expense to cover the Lender’s interest in the Premises. The insurance may, but need not, protect the Mortgagor’s interest. The coverages that the Lender purchases may not pay any claim that the Mortgagor makes or any claim that is made against the Mortgagor in connection with the Premises. The Mortgagor may later cancel any insurance purchased by the Lender, but only after providing the Lender with evidence that the Mortgagor has obtained insurance as required by this Mortgage. If the Lender purchases insurance for the Premises, the Mortgagor will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which the Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The cost of the insurance may be more than the cost of insurance the Mortgagor may be able to obtain on its own.

(c) The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Lender is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to the Lender and such separate insurance is otherwise acceptable to the Lender.

(d) In case of loss or damage by fire or other casualty, Lender is authorized (i) to settle and adjust any claim under insurance policies which insure against such risks, or (ii) to allow Mortgagor to agree with the insurance company or companies on the amount to be paid in regard to such loss. In either case, Lender is authorized, to collect and issue a receipt for any such insurance money. At the option of Lender, such insurance proceeds shall be applied either to reduce the Indebtedness or to reimburse Mortgagor for the cost of rebuilding and restoration. Irrespective of whether such insurance proceeds are used to reimburse Mortgagor for the cost of such rebuilding or restoration or not, and irrespective of whether such insurance proceeds are or are not adequate for such purpose, the buildings and improvements shall be so restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction. Lender, at its option, shall have the right to approve plans and specifications before commencement of any rebuilding or restoration work. In any case where the insurance proceeds are used for rebuilding and restoration, such proceeds shall be disbursed in the manner and under the conditions that the Lender may require and upon Lender being furnished with satisfactory evidence of the estimated cost of completion thereof and with architect's certificates, waivers of lien, contractor's and subcontractors' sworn statements and other evidence of cost and payments so that Lender can verify that the amounts disbursed from time to time are represented by completed and in place work and that such work is free and clear of mechanics' lien claims. If the estimated cost of completion exceeds the amount of the insurance proceeds available, Mortgagor immediately shall, on written demand of Lender, deposit with Lender in cash the amount of such estimated excess cost. No payment made prior to the final completion of the work shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of such proceeds remaining in the hands of the disbursing party shall be at least sufficient to pay for the cost of completion of the work free and clear of liens. Any surplus which may remain out of such insurance proceeds after payment of such cost of building or restoration shall, at the option of the Lender, be applied on account of the Indebtedness or be paid to any party entitled thereto without interest.

7. Condemnation. If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to the Lender, who is empowered to collect and receive the same and to give proper receipts therefor in the name of the Mortgagor and the same shall be paid forthwith to the Lender. Such award or monies shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking the Lender may declare the whole of the balance of the Indebtedness plus any Prepayment Premium to be due and payable. Notwithstanding the provisions of this section to the contrary, if any condemnation or taking of less than the entire Premises occurs and provided that no Event of Default and no event or circumstance which with the passage of time, the giving of notice or both would constitute an Event of Default then exists, and if such partial condemnation, in the reasonable discretion of the Lender, has no material adverse effect on the operation or value of the Premises, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by the Mortgagor, and the Lender hereby agrees that in such event it shall not declare the Indebtedness to be due and payable, if it is not otherwise then due and payable.

8. Stamp Tax. If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over the Mortgagor, any tax is due or becomes due in respect of the execution and delivery of this Mortgage, the Note or any of the other Loan Documents, the Mortgagor shall pay such tax in the manner required by any such law. The Mortgagor further agrees to reimburse the Lender for any sums which the Lender may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, the Mortgagor shall not be required to pay any income or franchise taxes of the Lender.

9. Assignment of Rents and Leases. The following provisions shall apply to the assignment of rents, leases and profits for the Premises:

(a) To further secure the Indebtedness, Mortgagor hereby assigns unto Lender all of the rents, leases and income now or hereafter due under any Leases agreed to by Mortgagor or the agents of Mortgagor or which may be made or agreed to by Lender under the powers herein granted, it being the intention hereby to establish an absolute transfer and assignment of all such Leases, rents and income thereunder, to Lender. Mortgagor hereby irrevocably appoints Lender its attorney-in-fact (this power of attorney and any other powers of attorney granted herein are powers coupled with an interest and cannot be revoked, modified or altered without the written consent of Lender) with or without taking possession of the Premises, to lease any portion of the Premises to any party upon such terms as Lender shall determine, and to collect all rents due under each of the Leases, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as Lender would have upon taking possession of the Premises. Mortgagor represents that no rent has been or will be paid by any person in possession of any portion of the Premises for more than one installment in advance and that the payment of none of the rents for any portion of the Premises has been or will be waived, reduced or otherwise discharged or compromised by Mortgagor. Mortgagor waives any rights of set-off against any person in possession of any portion of the Premises. Mortgagor agrees that it will not assign any of the rents or profits of the Premises, except to a purchaser or grantee of the Premises. Nothing herein contained shall be construed as constituting Lender a Lender in possession in the absence of the taking of actual possession of the Premises as permitted herein. Mortgagor expressly waives all liability of Lender in the exercise of the powers herein granted Lender. Mortgagor shall assign to Lender all future leases upon any part of the Premises and shall execute and deliver, at the request of Lender, all such further assurances and assignments in the Premises as Lender shall from time to time require. Although the assignment contained in this paragraph is a present assignment, Lender shall not exercise any of the rights or powers conferred upon it by this paragraph until an Event of Default shall exist under this Mortgage. Within thirty (30) days of Lender's written demand, Mortgagor will furnish Lender with executed copies of each of the Leases and with estoppel letters from each tenant in a form satisfactory to Lender. If Lender requires that Mortgagor execute and record a separate collateral assignment of rents or separate assignments of any of the Leases to Lender, the terms of those assignments shall control in the event of a conflict with the terms of this Mortgage.

(b) With respect to the Leases, Mortgagor represents and warrants to Lender that:

(i) Mortgagor is entitled to receive all rents free and clear of all rights, loans, liens, liens, encumbrances, and claims except as disclosed to and accepted by Lender in writing.

(ii) Mortgagor has the full right, power, and authority to enter into this Mortgage and to assign and convey all rights to rents and profits under the Leases to Lender.

(iii) Mortgagor has not previously assigned or conveyed the rents or profits under the Leases to any other person by any instrument now in force.

(iv) Mortgagor will not sell, assign, encumber, or otherwise dispose of any of Mortgagor's rights in the Leases except as provided in this Mortgage.

(c) Lender shall have the right at any time, and after an Event of Default shall have occurred under this Mortgage, to collect and receive the all rents pursuant to the Leases. For this purpose, Lender is hereby given and granted the following rights, powers and authority:

(i) Lender may send notices to any and all tenants of the Premises advising them of this assignment and directing all rents to be paid directly to Lender or Lender's agent.

(ii) Lender may enter upon and take possession of the Premises; demand, collect and receive from the tenants or from any other persons liable therefor, all of the rents; institute and carry on all legal proceedings necessary for the protection of the Premises, including such proceedings as may be necessary to recover possession of the Premises; collect the rents and remove any tenant or tenants or other persons from the Premises.

(iii) Lender may rent or lease the whole or any part of the Premises for such term or terms and on such conditions as Lender may deem appropriate.

(iv) Lender may engage such agent or agents as Lender may deem appropriate, either in Lender's name or in Mortgagor's name, to rent and manage the Premises, including the collection and application of rents.

(d) Lender, in its sole discretion, shall determine the application of any and all rents received by it; however, any such rents received by Lender which are not applied to such costs and expenses shall be applied to the Indebtedness. All expenditures made by Lender under this Mortgage and not reimbursed from the rents shall become a part of the Indebtedness secured by this Mortgage, and shall be payable on demand, with interest at the Note rate from date of expenditure until paid.

(e) The Assignee shall not be liable for any loss sustained by the Assignor resulting from the Assignee’s failure to let the Premises or from any other act or omission of the Assignee in managing, operating or maintaining the Premises following the occurrence of an Event of Default. The Assignee shall not be obligated to observe, perform or discharge, nor does the Assignee hereby undertake to observe, perform or discharge any covenant, term, condition or agreement contained in any Lease to be observed or performed by the lessor thereunder, or any obligation, duty or liability of the Assignor under or by reason of this Assignment. The Assignor shall and does hereby agree to indemnify, defend (using counsel reasonably satisfactory to the Assignee) and hold the Assignee harmless from and against any and all liability, loss or damage which the Assignee may incur under any Lease or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against the Assignee by reason of any alleged obligation or undertaking on its part to observe or perform any of the covenants, terms, conditions and agreements contained in any Lease; provided, however, in no event shall the Assignor be liable for any liability, loss or damage which the Assignor incurs as a result of the Assignee’s gross negligence or willful misconduct. Should the Assignee incur any such liability, loss or damage under any Lease or under or by reason of this Assignment, or in the defense of any such claim or demand, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall become immediately due and payable by the Assignor with interest thereon at the Default Rate and shall be secured by this Assignment. This Assignment shall not operate to place responsibility upon the Assignee for the care, control, management or repair of the Premises or for the carrying out of any of the covenants, terms, conditions and agreements contained in any Lease, nor shall it operate to make the Assignee responsible or liable for any waste committed upon the Premises by any tenant, occupant or other party, or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, occupant, licensee, employee or stranger. Nothing set forth herein or in the Mortgage, and no exercise by the Assignee of any of the rights set forth herein or in the Mortgage shall constitute or be construed as constituting the Assignee a “mortgagee in possession” of the Premises, in the absence of the taking of actual possession of the Premises by the Assignee pursuant to the provisions hereof or of the Mortgage.

10. Effect of Extensions of Time and Other Changes. If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Note is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in the Mortgagor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by the Lender, notwithstanding such extension, variation, release or change.

11. Effect of Changes in Laws Regarding Taxation. If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Premises from the value thereof for the purpose of taxation or (b) the imposition upon the Lender of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by the Mortgagor, or (c) a change in the method of taxation of mortgages or debts secured by mortgages or the Lender’s interest in the Premises, or the manner of collection of taxes, so as to affect this Mortgage or the Indebtedness or the holders thereof, then the Mortgagor, upon demand by the Lender, shall pay such Taxes or charges, or reimburse the Lender therefor; provided, however, that the Mortgagor shall not be deemed to be required to pay any income or franchise taxes of the Lender. Notwithstanding the foregoing, if in the opinion of counsel for the Lender it is or may be unlawful to require the Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then the Lender may declare all of the Indebtedness to be immediately due and payable.

12. Lender’s Performance of Defaulted Acts and Expenses Incurred by Lender. If an Event of Default has occurred, the Lender may, but need not, make any payment or perform any act herein required of the Mortgagor in any form and manner deemed expedient by the Lender, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or consent to any tax or assessment or cure any default of the Mortgagor in any lease of the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by the Lender in regard to any tax referred to in Section 8 above or to protect the Premises or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable by the Mortgagor to the Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Interest Rate (as defined in the Note). In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by the Lender in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of the Lender’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, including without limitation, bankruptcy and probate proceedings, or (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, shall be so much additional Indebtedness, and shall become immediately due and payable by the Mortgagor to the Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate. The interest accruing under this section shall be immediately due and payable by the Mortgagor to the Lender, and shall be additional Indebtedness evidenced by the Note and secured by this Mortgage. The Lender’s failure to act shall never be considered as a waiver of any right accruing to the Lender on account of any Event of Default. Should any amount paid out or advanced by the Lender hereunder, or pursuant to any agreement executed by the Mortgagor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then the Lender shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

13. Security Agreement. The Mortgagor and the Lender agree that this Mortgage shall constitute a Security Agreement within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of the Mortgagor or held by the Lender (whether deposited by or on behalf of the Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents, and (b) with respect to any personal property included in the granting clauses of this Mortgage, which personal property may not be deemed to be affixed to the Premises or may not constitute a “Fixture” (within the meaning of Section 9-102(41) of the Code and which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof, and the “Supporting Obligations” (as defined in the Code) (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Lender, and the Collateral and all of the Mortgagor’s right, title and interest therein are hereby assigned to the Lender, all to secure payment of the Indebtedness. All of the provisions contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this section shall not limit the applicability of any other provision of this Mortgage but shall be in addition thereto:

(a) The Mortgagor (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Collateral, subject to no liens, charges or encumbrances other than the lien hereof, other liens and encumbrances benefiting the Lender and no other party, and liens and encumbrances, if any, expressly permitted by the other Loan Documents.

(b) The Collateral will be kept at the Real Estate and, except for Obsolete Collateral (as hereinafter defined), will not be removed therefrom without the consent of the Lender (being the Secured Party as that term is used in the Code). The Collateral may be affixed to the Real Estate but will not be affixed to any other real estate.

(c) The only persons having any interest in the Premises are the Mortgagor, the Lender and holders of interests, if any, expressly permitted hereby.

(d) No Financing Statement (other than Financing Statements showing the Lender as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and the Mortgagor, at its own cost and expense, upon demand, will furnish to the Lender such further information and will execute and deliver to the Lender such financing statements and other documents in form satisfactory to the Lender and will do all such acts as the Lender may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness, subject to no other liens or encumbrances, other than liens or encumbrances benefiting the Lender and no other party, and liens and encumbrances (if any) expressly permitted hereby; and the Mortgagor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by the Lender to be desirable. The Mortgagor hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto, without the signature of the Mortgagor that (i) indicate the Collateral (A) is comprised of all assets of the Mortgagor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (B) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (ii) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Mortgagor is an organization, the type of organization and any organizational identification number issued to the Mortgagor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Mortgagor agrees to furnish any such information to the Lender promptly upon request. The Mortgagor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Lender in any jurisdiction prior to the date of this Mortgage. In addition, the Mortgagor shall make appropriate entries on its books and records disclosing the Lender’s security interests in the Collateral.

(e) Upon an Event of Default hereunder, the Lender shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, so far as the Mortgagor can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and the Lender shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to the Mortgagor’s right of redemption in satisfaction of the Mortgagor’s obligations, as provided in the Code. The Lender may render the Collateral unusable without removal and may dispose of the Collateral on the Premises. The Lender may require the Mortgagor to assemble the Collateral and make it available to the Lender for its possession at a place to be designated by the Lender which is reasonably convenient to both parties. The Lender will give the Mortgagor at least ten (10) days notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of the Mortgagor hereinafter set forth at least ten (10) days before the time of the sale or disposition. The Lender may buy at any public sale. The Lender may buy at private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Any such sale may be held in conjunction with any foreclosure sale of the Premises. If the Lender so elects, the Premises and the Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by the Lender, shall be applied against the Indebtedness in such order or manner as the Lender shall select. The Lender will account to the Mortgagor for any surplus realized on such disposition.

(f) The terms and provisions contained in this section, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.

(g) This Mortgage is intended to be a financing statement within the purview of Section 9-502(b) of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Premises. The addresses of the Mortgagor (Debtor) and the Lender (Secured Party) are hereinbelow set forth. This Mortgage is to be filed for recording with the Recorder of Deeds of the county or counties where the Premises are located. The Mortgagor is the record owner of the Premises.

(h) To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between the Mortgagor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of the Mortgagor, as lessor thereunder.

(i) The Mortgagor represents and warrants that: (i) the Mortgagor is the record owner of the Premises; and (ii) the Mortgagor’s exact legal name is as set forth on Page 1 of this Mortgage.

14. Restrictions on Transfer.

(a) The Mortgagor, without the prior written consent of the Lender, shall not effect, suffer or permit any Prohibited Transfer (as defined herein). Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of the Premises or interests shall constitute a “Prohibited Transfer in each case whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly (including the nominee agreement), voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this section shall not apply (i) to liens securing the Indebtedness, (ii) to the lien of current taxes and assessments not in default, (iii) to any transfers of the Premises, or part thereof, or interest therein, or any beneficial interests, or shares of stock or partnership or joint venture interests, as the case may be, by or on behalf of an owner thereof who is deceased or declared judicially incompetent, to such owner’s heirs, legatees, devisees, executors, administrators, estate or personal representatives, or (iv) to leases permitted by the terms of the Loan Documents, if any.

(b) In determining whether or not to make and extend the Loan, the Lender evaluated the background and experience of the Mortgagor in owning and operating property such as the Premises, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Premises which is the Lender’s security for the Note. The Mortgagor is well experienced in borrowing money and owning and operating property such as the Premises, were ably represented by a licensed attorney at law in the negotiation and documentation of the Loan and bargained at arm’s length and without duress of any kind for all of the terms and conditions of the Loan, including this provision. The Mortgagor recognizes that the Lender is entitled to keep its loan portfolio at current interest rates by either making new loans at such rates or collecting assumption fees and/or increasing the interest rate on a loan, the security for which is purchased by a party other than the original Mortgagor. The Mortgagor further recognizes that any secondary junior financing placed upon the Premises (i) may divert funds which would otherwise be used to pay the Note; (ii) could result in acceleration and foreclosure by any such junior encumbrancer which would force the Lender to take measures and incur expenses to protect its security; (iii) would detract from the value of the Premises should the Lender come into possession thereof with the intention of selling same; and (iv) would impair the Lender’s right to accept a deed in lieu of foreclosure, as a foreclosure by the Lender would be necessary to clear the title to the Premises. In accordance with the foregoing and for the purposes of (a) protecting the Lender’s security, both of repayment and of value of the Premises; (b) giving the Lender the full benefit of its bargain and contract with the Mortgagor; (c) allowing the Lender to raise the interest rate and collect assumption fees; and (d) keeping the Premises free of subordinate financing liens, the Mortgagor agrees that if this section is deemed a restraint on alienation, that it is a reasonable one.

15. Events of Default; Acceleration. Each of the following shall constitute an “Event of Default” for purposes of this Mortgage:

(a) The Mortgagor fails to pay (i) any installment of principal or interest payable pursuant to the terms of the Note, or (ii) any other amount payable to Lender under the Note, this Mortgage or any of the other Loan Documents when any such payment is due in accordance with the terms hereof or thereof;

(b) The Mortgagor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by the Mortgagor under the Note, this Mortgage or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the liens created by the Mortgage or any of the other Loan Documents and the value of the Premises are not impaired, threatened or jeopardized, then the Mortgagor shall have a period (the “Cure Period”) of ten (10) days after the Mortgagor obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period. Notwithstanding anything to the contrary contained herein, there shall be no Cure Period applicable for the failure of the Mortgagor to maintain insurance as required by Section 6 hereof or perform the Environmental Obligations as set forth in Section 36 hereof;

(c) the existence of any inaccuracy or untruth in any material respect in any certification, representation or warranty contained in this Mortgage or any of the other Loan Documents or of any statement or certification as to facts delivered to the Lender by the Mortgagor;

(d) The Mortgagor files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of the Mortgagor or of all or any substantial part of the property of the Mortgagor, the Premises or all or a substantial part of the assets of the Mortgagor are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or located within thirty (30) days;

(e) the commencement of any involuntary petition in bankruptcy against the Mortgagor or the institution against the Mortgagor of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of the Mortgagor which shall remain undismissed or undischarged for a period of sixty (60) days;

(f) the occurrence of a Prohibited Transfer;

(g) the occurrence of an Event of Default under the Note or any of the other Loan Documents; or

(h) the occurrence of any default or event of default, after the expiration of any applicable periods of notice or cure, under any document or agreement evidencing or securing any other obligation or indebtedness of the Mortgagor to the Lender.

If an Event of Default occurs, the Lender may, at its option, declare the whole of the Indebtedness to be immediately due and payable without further notice to the Mortgagor, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate.

16. Foreclosure; Expense of Litigation.

(a) When all or any part of the Indebtedness shall become due, whether by acceleration or otherwise, the Lender shall have the right to foreclose the lien hereof for such Indebtedness or part thereof and/or exercise any right, power or remedy provided in this Mortgage or any of the other Loan Documents in accordance with the Illinois Mortgage Foreclosure Act (Chapter 735, Sections 5/15-1101 et seq., Illinois Compiled Statutes) (as may be amended from time to time, the “Act”). In the event of a foreclosure sale, the Lender is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as the Lender may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

(b) In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of the Lender for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as the Lender may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this section and such other expenses and fees as may be incurred in the enforcement of the Mortgagor’s obligations hereunder, the protection of said Premises and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by the Lender in any litigation or proceeding affecting this Mortgage, the Note, or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by the Mortgagor, with interest thereon until paid at the Default Rate and shall be secured by this Mortgage.

17. Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Premises shall be distributed and applied in accordance with the Act and, unless otherwise specified therein, in such order as the Lender may determine in its sole and absolute discretion.

18. Appointment of Receiver. Upon or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall, upon petition by the Lender, appoint a receiver for the Premises in accordance with the Act. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of the Mortgagor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and the Lender hereunder or any other holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when the Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Indebtedness, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

19. Lender’s Right of Possession in Case of Default. At any time after an Event of Default has occurred, the Mortgagor shall, upon demand of the Lender, surrender to the Lender possession of the Premises. The Lender, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts relating thereto, and may exclude the Mortgagor and its employees, agents or servants therefrom, and the Lender may then hold, operate, manage and control the Premises, either personally or by its agents. The Lender shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, the Lender shall have full power to:

(a) cancel or terminate any lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same;

(b) elect to disaffirm any lease or sublease which is then subordinate to the lien hereof;

(c) extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon the Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

(d) make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises as the Lender deems are necessary;

(e) insure and reinsure the Premises and all risks incidental to the Lender’s possession, operation and management thereof; and

(f) receive all of such avails, rents, issues and profits.

20. Application of Income Received by Lender. The Lender, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as the Lender may determine:

(a) to the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include compensation to the Lender and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

(b) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

(c) to the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.

21. Compliance with Illinois Mortgage Foreclosure Law.

(a) If any provision in this Mortgage shall be inconsistent with any provision of the Act, provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act.

(b) If any provision of this Mortgage shall grant to the Lender (including the Lender acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of Section 18 of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in the Lender or in such receiver under the Act in the absence of said provision, the Lender and such receiver shall be vested with the powers, rights and remedies granted in the Act to the full extent permitted by law.

(c) Without limiting the generality of the foregoing, all expenses incurred by the Lender which are of the type referred to in Section 5/15-1510 or 5/15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in Sections 12, 16 or 28 of this Mortgage, shall be added to the Indebtedness and/or by the judgment of foreclosure.

22. Rights Cumulative. Each right, power and remedy herein conferred upon the Lender is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Lender, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of the Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

23. Lender’s Right of Inspection. The Lender and its representatives shall have the right to inspect the Premises and the books and records with respect thereto and access thereto shall be permitted for that purpose.

24. Release Upon Payment and Discharge of Mortgagor’s Obligations. The Lender shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all Indebtedness, including payment of all reasonable expenses incurred by the Lender in connection with the execution of such release.

25. Notices. Any notices, communications and waivers under this Mortgage shall be in writing and shall be (a) delivered in person, (b) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (c) sent by overnight express carrier, addressed in each case as follows:

To the Lender:	GK Investment Property Holdings II, LLC c/o GK Development, Inc. 257 E. Main Street, Suite 200 Barrington, IL 60010

To the Mortgagor:	Peru GKD Partners, LLC c/o GK Development, Inc. 257 E. Main Street, Suite 200 Barrington, IL 60010

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received. Notice to one Mortgagor shall be considered notice to both.

26. Waiver of Rights. The Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

(a) The Mortgagor hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of the Mortgagor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Illinois Compiled Statutes 735 ILCS 5/15-1601 or other applicable law or replacement statutes;

(b) The Mortgagor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to the Lender but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and

(c) If the Mortgagor is a trustee, the Mortgagor represents that the provisions of this section (including the waiver of reinstatement and redemption rights) were made at the express direction of the Mortgagor’s beneficiaries and the persons having the power of direction over the Mortgagor, and are made on behalf of the trust estate of the Mortgagor and all beneficiaries of the Mortgagor, as well as all other persons mentioned above.

27. Contests. Notwithstanding anything to the contrary herein contained, the Mortgagor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (each, a “Contested Liens”), and no Contested Lien shall constitute an Event of Default hereunder, if, but only if:

(a) The Mortgagor shall forthwith give notice of any Contested Lien to the Lender at the time the same shall be asserted;

(b) The Mortgagor shall either pay under protest or deposit with the Lender the full amount (the “Lien Amount”) of such Contested Lien, together with such amount as the Lender may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment the Mortgagor may furnish to the Lender a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to the Lender;

(c) The Mortgagor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Premises, and shall permit the Lender to be represented in any such contest and shall pay all expenses incurred, in so doing, including fees and expenses of the Lender’s counsel (all of which shall constitute so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand);

(d) The Mortgagor shall pay each such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to the Mortgagor, or (ii) forthwith upon demand by the Lender if, in the opinion of the Lender, and notwithstanding any such contest, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if the Mortgagor shall fail so to do, the Lender may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Lender to obtain the release and discharge of such liens; and any amount expended by the Lender in so doing shall be so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand; and provided further that the Lender may in such case use and apply monies deposited as provided in subsection (b) above and may demand payment upon any bond or title indemnity furnished as aforesaid.

28. Expenses Relating to Note and Mortgage.

(a) Subject to any cost sharing of expenses provided in the Note, the Mortgagor will pay all expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note(s), this Mortgage or any of the other Loan Documents, including without limitation, the Lender’s reasonable attorneys’ fees in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Mortgage and the other Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes, and other taxes (provided the Mortgagor shall not be required to pay any income or franchise taxes of the Lender), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Mortgage. The Mortgagor recognizes that, during the term of this Mortgage, the Lender:

(i) May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which the Lender shall be a party by reason of the Loan Documents or in which the Loan Documents or the Premises are involved directly or indirectly;

(ii) May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

(iii) May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, the Lender’s taking possession of and managing the Premises, which event may or may not actually occur;

(iv) May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

(v) May enter into negotiations with the Mortgagor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Premises, the assumption of liability for any of the Indebtedness or the transfer of the Premises in lieu of foreclosure; or

(vi) May enter into negotiations with the Mortgagor or any of its agents, employees or attorneys pertaining to the Lender’s approval of actions taken or proposed to be taken by the Mortgagor which approval is required by the terms of this Mortgage.

(b) All expenses, charges, costs and fees described in this section shall be so much additional Indebtedness, shall bear interest from the date so incurred until paid at the Default Rate and shall be paid, together with said interest, by the Mortgagor forthwith upon demand.

29. Statement of Indebtedness. The Mortgagor, within seven days after being so requested by the Lender, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof.

30. Additional Indebtedness Secured. All persons and entities with any interest in the Premises or about to acquire any such interest should be aware that this Mortgage secures more than the stated principal amount of the Note and interest thereon; this Mortgage secures any and all other amounts which may become due under the Note, any of the other Loan Documents or any other document or instrument evidencing, securing or otherwise affecting the Indebtedness, including, without limitation, any and all amounts expended by the Lender to operate, manage or maintain the Premises or to otherwise protect the Premises or the lien of this Mortgage.

31. Indemnity. The Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced against the Lender in the exercise of the rights and powers granted to the Lender in this Mortgage, and the Mortgagor hereby expressly waives and releases any such liability, except to the extent resulting from the gross negligence or willful misconduct of the Lender. The Mortgagor shall indemnify and save the Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses, including reasonable attorneys’ fees and court costs (collectively, “Claims”), of whatever kind or nature which may be imposed on, incurred by or asserted against the Lender at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which the Lender may or does become a party, either as plaintiff or as a defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Premises; and (c) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to the Lender in accordance with the terms of this Mortgage; provided, however, that the Mortgagor shall not be obligated to indemnify or hold the Lender harmless from and against any Claims directly arising from the gross negligence or willful misconduct of the Lender. All costs provided for herein and paid for by the Lender shall be so much additional Indebtedness and shall become immediately due and payable upon demand by the Lender and with interest thereon from the date incurred by the Lender until paid at the Default Rate.

32. Subordination of Property Manager’s Lien. Any property management agreement for the Premises entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all mechanics’ lien rights that the property manager or anyone claiming by, through or under the property manager may have in the Premises shall be subject and subordinate to the lien of this Mortgage and shall provide that the Lender may terminate such agreement, without penalty or cost, at any time after the occurrence of an Event of Default hereunder. Such property management agreement or a short form thereof, at the Lender’s request, shall be recorded with the Recorder of Deeds of the county where the Premises are located. In addition, if the property management agreement in existence as of the date hereof does not contain a subordination provision, the Mortgagor shall cause the property manager under such agreement to enter into a subordination of the management agreement with the Lender, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to the lien of this Mortgage.

33. Environmental Matters. As used in this Section 35: (a) “Hazardous Substances” are those substances defined as toxic or hazardous substances, pollutants, or wastes by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials; (b) “Environmental Law” means federal laws and laws of the jurisdiction where the Premises is located that relate to health, safety or environmental protection; (c) “Environmental Cleanup” includes any response action, remedial action, or removal action, as defined in Environmental Law; and (d) an “Environmental Condition” means a condition that can cause, contribute to, or otherwise trigger an Environmental Cleanup.

Mortgagor shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances, or threaten to release any Hazardous Substances, on or in the Premises. Mortgagor shall not do, nor allow anyone else to do, anything affecting the Premises (a) that is in violation of any Environmental Law, (b) which creates an Environmental Condition, or (c) which, due to the presence, use, or release of a Hazardous Substance, creates a condition that adversely affects the value of the Premises. The preceding two sentences shall not apply to the presence, use, or storage on the Premises of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal residential uses and to maintenance of the Premises (including, but not limited to, hazardous substances in consumer products).

Mortgagor shall promptly give Lender written notice of (a) any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Mortgagor has actual knowledge, (b) any Environmental Condition, including but not limited to, any spilling, leaking, discharge, release or threat of release of any Hazardous Substance, and (c) any condition caused by the presence, use or release of a Hazardous Substance which adversely affects the value of the Premises. If Mortgagor learns, or is notified by any governmental or regulatory authority, or any private party, that any removal or other remediation of any Hazardous Substance affecting the Premises is necessary, Mortgagor shall promptly take all necessary remedial actions in accordance with Environmental Law. Nothing herein shall create any obligation on Lender for an Environmental Cleanup.

34. Miscellaneous.

(a) Successors and Assigns. This Mortgage and all provisions hereof shall be binding upon and enforceable against the Mortgagor and its assigns and other successors. This Mortgage and all provisions hereof shall inure to the benefit of the Lender, its successors and assigns and any holder or holders, from time to time, of the Note(s).

(b) Invalidity of Provisions; Governing Law. In the event that any provision of this Mortgage is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Mortgagor and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Mortgage and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect. This Mortgage is to be construed in accordance with and governed by the laws of the State of Illinois.

(c) Municipal Requirements. The Mortgagor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and the Mortgagor hereby assigns to the Lender any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Similarly, no building or other improvement on the Premises shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Any act or omission by the Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

(d) Rights of Tenants. The Lender shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of the Lender. The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by the Mortgagor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

(e) Option of Lender to Subordinate. At the option of the Lender, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Premises upon the execution by the Lender of a unilateral declaration to that effect and the recording thereof in the Office of the Recorder of Deeds in and for the county wherein the Premises are situated.

(f) Mortgagee-in-Possession. Nothing herein contained shall be construed as constituting the Lender a mortgagee-in-possession in the absence of the actual taking of possession of the Premises by the Lender pursuant to this Mortgage.

(g) Relationship of Lender and Mortgagor. The Lender shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of the Mortgagor or of any lessee, operator, concessionaire or licensee of the Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, the Lender shall not be deemed to be such partner, joint venturer, agent or associate on account of the Lender becoming a mortgagee-in-possession or exercising any rights pursuant to this Mortgage, any of the other Loan Documents, or otherwise. The relationship of the Mortgagor and the Lender hereunder is solely that of debtor/creditor.

(h) Time of the Essence. Time is of the essence of the payment by the Mortgagor of all amounts due and owing to the Lender under the Note and the other Loan Documents and the performance and observance by the Mortgagor of all terms, conditions, obligations and agreements contained in this Mortgage and the other Loan Documents.

(i) No Merger. The parties hereto intend that the Mortgage and the lien hereof shall not merge in fee simple title to the Premises, and if the Lender acquires any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by the Lender as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

(j) CONSENT TO JURISDICTION. TO INDUCE THE LENDER TO ACCEPT THE NOTE, THE MORTGAGOR IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE NOTE AND THIS MORTGAGE WILL BE LITIGATED IN COURTS HAVING SITUS IN LASALLE COUNTY, ILLINOIS. THE MORTGAGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN LASALLE COUNTY, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON THE MORTGAGOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE MORTGAGOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

(k) WAIVER OF JURY TRIAL. THE MORTGAGOR AND THE LENDER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS MORTGAGE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS MORTGAGE OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS MORTGAGE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE MORTGAGOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS MORTGAGE ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

(l) Complete Agreement. This Mortgage, the Note(s) and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof. No modification of this Mortgage shall be enforceable unless signed by Mortgagor and authorized in writing by Lender.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage, Security Agreement, Assignment of Rents and Fixture Filing the day and year first above written.

MORTGAGOR:

PERU GKD PARTNERS, LLC, an Illinois limited liability company

By: GK Development, Inc., an Illinois corporation, its Manager

By:	/s/ Garo Kholamian
Name: Garo Kholamian
Title: President

STATE OF ILLINOIS  )

) SS.

COUNTY OF COOK    )

On this 21st day of June, 2022, before me, a Notary Public within and for said County, personally appeared Garo Kholamian to me personally known, being first by me duly sworn, did say that he is the President of GK DEVELOPMENT, INC., an Illinois corporation, manager of Peru GKD Partners, LLC an Illinois limited liability company and that said instrument was signed on behalf of said limited liability company.

Notary Public

My commission expires:

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL ESTATE

Parcel 1:

Lot 4 in Peru Mall Subdivision recorded 2 July, 1974 as document no. 604947 and re-recorded to correct certain scrivener’s errors on 1 April 1976 as document no. 625460 in the City of Peru, being a part of the East Half of the Southeast Quarter of Section 5, Township 33 North, Range 1 East of the Third Principal Meridian, except coal and minerals and the right to mine and remove same;

Parcel 2:

Lot 3 in the Resubdivision of Lots 1, 3, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 in Peru Mall Subdivision recorded 12 June 1978 as document no. 657490, all in the City of Peru, being a part of the East Half of the Southeast Quarter of Section 5, Township 33 North, Range 1 East of the Third Principal Meridian, except coal and minerals and the right to mine and remove same;

Parcel 3:

That part of the Southeast Quarter of the Southeast Quarter of Section 5, Township 33 North, Range 1 East of the Third Principal Meridian, in the City of Peru, described as follows:

Commencing at the Southwest corner of the Southeast Quarter of the Southeast Quarter of said Section 5; thence North 88 degrees 52 minutes 00 seconds East, along the South line of said Section, for a distance of 112.78 feet; thence North 01 degree 08 minutes 00 seconds West for a distance of 60.00 feet to a point on the North right-of-way line of Wenzel Road, said point being the Point of Beginning; thence North 88 degrees 52 minutes 00 seconds East, along said North right-of-way line, for a distance of 69.00 feet; thence North 00 degrees 43 minutes 00 seconds West for a distance of 150.00 feet; thence South 88 degrees 52 minutes 00 seconds West for a distance of 150.00 feet to a point on the East right-of-way line of Peoria Street; thence South 00 degrees 21 minutes 20 seconds East, along said East right-of-way line, for a distance of 97.89 feet to a point on the Northerly right-of-way line of Wenzel Road; thence South 58 degrees 27 minutes 20 seconds East, along said Northerly right-of-way line, for a distance of 96.52 feet to the Point of Beginning;

Parcel 4:

Easement for the benefit of Parcels Nos. 1 and 2, as contained in that certain Reciprocal Construction, Operation and Easement Agreement dated 30 December, 1969 and recorded 8 May, 1970 as document no. 560807 as amended by Supplemental Agreement dated 15 June, 1972 and recorded 10 July, 1972 as document no. 581765 between Montgomery Ward Development Corporation and Herman Ross which supplements Reciprocal Construction, Operation and Easement Agreement dated 30 December, 1969 and recorded 8 May, 1970 as document no. 560807 and as further amended by Amendment to Reciprocal Construction, Operation and Easement Agreement dated 31 October, 1977 and recorded 20 June, 1978 as document no. 657620 between Montgomery Ward Development Corporation and LaSalle National Bank, not individually, but as Trustee under Trust No. 48670, established by Trust Agreement dated 8 June, 1976 and as further amended by Second Amendment to Reciprocal Construction, Operation and Easement Agreement recorded 2 October, 1978 as document no. 662643, and as further amended by Third Amendment dated 18 December, 1978 and recorded 22 January, 1979 as document no. 666910;

ALL SITUATED IN LASALLE COUNTY, ILLINOIS, and locally known as Peru Mall, 3940 Route 251, Peru, IL 61354.

EXHIBIT “B”

PERMITTED EXCEPTIONS

1.	Real Estate Taxes not yet due or owing for the year 2022 and subsequent years; and

2.	Such other exceptions as permitted by Lender in writing.

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